Exhibit 99.1
TIGroup to Present at the
Noble Financial Equity Conference
Presentation to be Webcast Live
BEVERLY HILLS, Calif. — August 7, 2008 — Tri-Isthmus Group, Inc. (TIGroup) (Pink Sheets: TISG), a provider of financial solutions to the healthcare industry, announced today that Chief Executive Officer David Hirschhorn will present at the Fourth Annual Noble Financial Equity Conference at 1:30 p.m. PST on Monday, August 18 at the Loews Lake Las Vegas Resort, Nevada.
Hirschhorn’s 23-minute presentation will cover TIGroup’s market positioning, financial performance and strategic direction. The presentation will be webcast live. To access the webcast, log on at www.noblemadmax.com or http://hawkassociates.com/clients/additional/index.cfm?client_id=14. Interested parties should register at least 15 minutes prior to the start of the presentation.
About Noble Financial
Noble Financial is a privately held, full-service capital markets firm driven by uncovering the value embedded in undiscovered companies. Noble Financial supports emerging companies through strategic advice, investment banking, market making, sales & trading, comprehensive equity research and the development of institutional support. Noble Financial’s Equity Conferences allow for a unique blend of professional and personal interaction among executives. Noble has operated for 24 years and has offices in Florida, New York City and Boston. For additional information, visit: http://www.nobleresearch.com.
About Tri-Isthmus Group, Inc.
Tri-Isthmus Group, Inc. (TIGroup) is a financial solutions provider focused on healthcare services operations designed to deliver quality healthcare outside of traditional urban hospital settings. The company is building a portfolio of interests in ambulatory surgical centers, rural hospitals, surgical hospitals and other centers operating in partnership with physicians. For more information, visit http://www.tig3.com.
A profile for investors can be accessed at http://www.hawkassociates.com/profile/tisg.cfm. For investor relations information, contact Antonella Montagna or Julie Marshall, Hawk Associates, at 305-451-1888, e-mail: tigroup@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for TIGroup, sign up at http://www.hawkassociates.com/about/alert/.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among
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other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.
In this release, the company refers to EBITDA, a financial measure that is not recognized under accounting principles generally accepted in the United States of America (GAAP). The company defines EBITDA as earnings before income taxes, interest expense, depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company’s operating performance or liquidity that are derived in accordance with GAAP. In addition, the company’s calculations of EBITDA may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The company discloses EBITDA as it is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The company believes that disclosure of EBITDA is helpful to those reviewing its performance, as EBITDA provides information on the company’s ability to meet debt service, capital expenditure and working capital requirements, and management believes that EBITDA is also a useful indicator of the company’s operating performance.

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